Exhibit 99.2

Philip Morris International Inc.

Glossary of Key Terms, Definitions
and Explanatory Notes; and

Select Financial Information and Reconciliations of
Non-GAAP Financial Measures

2026 First-Quarter Results
April 22, 2026

Glossary of Key Terms, Definitions
and Explanatory Notes

General
•"PMI" refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.
•With our smoke-free business now operating at scale across our regions, including substantial growth from our U.S. business, PMI has implemented an evolved organizational model with two primary business units: International and U.S. This change was implemented effective January 1, 2026, and as a result PMI realigned its reportable segments accordingly. The four geographic segments have been replaced with three new reportable segments: International Smoke-Free, International Combustibles, and U.S. (including our wellness business unit, Aspeya).
•Comparisons are made to the same prior-year period unless otherwise stated.
•References to total industry and PMI market share performance reflect cigarettes and heated tobacco units, unless otherwise stated.
•Illicit products are products resulting from any practice or conduct prohibited by law relating to the production, shipment, receipt, possession, distribution, sale, or purchase of goods, including any practice or conduct intended to facilitate such activity.
•Total industry volume, PMI in-market sales volume, and PMI market share for the total international market and Japanese domestic market, include the cigarillo category in Japan.
•References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the U.S., total industry (or total market) and market shares are PMI estimates for tax-paid and Global Travel Retail products based on data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China. Past reported periods may be updated to ensure comparability and to incorporate the most current information for industry and market share reporting.
•"Combustible tobacco products" is the term PMI uses to refer to cigarettes and other tobacco products that are combusted.
•In-market sales or "IMS" is defined as sales to the trade channels, which serve the end legal age nicotine users. Depending on the market and distribution model, IMS may represent an estimate. Consequently, past reported periods may be updated to ensure comparability and to incorporate the most current information.
•From time to time, PMI’s shipment volumes and IMS are subject to the impact of distributor inventory movements (or wholesaler inventory movements in certain markets where PMI does not sell to distributors), and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes, IMS, certain estimated total industry/market volumes and estimated market share on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI's shipment volumes, IMS, estimated total industry/market volumes and estimated market share in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, improves the comparability of performance and trends for these measures over different reporting periods.
•Consumer offtake or offtake is the term PMI uses to refer to an approximation of purchases by consumers based on various market specific sources (e.g., Nielsen).
•"Total shipment volume" is defined as the combined total of cigarette, heated tobacco, oral smoke-free products (excluding snuff, snuff leaf and U.S. chew) and
e-vapor shipment volume in equivalent units, unless otherwise stated.
~~•~~Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH) on March 22, 2019, PMI continues to report the volume and corresponding royalty revenues of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include Next, TEREA and VEEV. The volume and corresponding royalty revenues for these brands sold by RBH were not material to PMI for all periods presented.

•Within the tables and schedules presented throughout this earnings release, certain columns and rows may not add due to the use of rounded numbers for disclosure purposes.
Financial
•"Cost of sales" consists principally of: tobacco leaf, non-tobacco raw materials, labor and manufacturing costs; shipping and handling costs; and the cost of devices produced by third-party electronics manufacturing service providers. Estimated costs associated with device warranty programs are generally provided for in cost of sales in the period the related revenues are recognized.
•"Adjusted Gross Profit Margin" is calculated as adjusted gross profit divided by adjusted net revenues.
•"Marketing, administration and research costs" include the costs of marketing and selling our products, other costs generally not related to the manufacture of our products (excluding corporate expenses and other), and costs incurred to develop new products. The most significant components of our marketing, administration and research costs are marketing and sales expenses and general and administrative expenses.
•"Adjusted Operating Companies Income Margin" is calculated as adjusted operating companies income divided by adjusted net revenues.
•In the first quarter of 2026, "Corporate expenses and other" include our general corporate related costs and certain other expenses, which previously were included in cost of sales and marketing, administration and research costs. Other expenses includes foreign currency gains/losses and compensation expense related to restricted share units and performance share units awards.
•"Cost/Other" in the Consolidated Financial Summary table of total PMI reflects the currency neutral variances of: cost of sales (excluding the volume/mix cost component); marketing, administration and research costs (including restructuring costs); corporate expenses and other; and amortization and impairment of intangibles. “Cost/Other” also includes the currency neutral net revenue variance, unrelated to volume/mix and price components, attributable to: fees for certain distribution rights billed to customers in certain markets.
•In the first quarter of 2026, PMI introduced Operating Companies Income (OCI) as an additional profitability measure for our U.S. and International business units. OCI is calculated as Operating Income (OI) less corporate expenses and other. Other includes foreign currency gains/losses and compensation expense related to restricted share units and performance share units awards, which were reclassified from Cost of Sales and Marketing, Administration and Research costs.
•"Adjusted Operating Income Margin" is calculated as adjusted operating income, divided by net revenues.
•"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization and equity (income)/loss in unconsolidated subsidiaries, excluding restructuring costs, impairment of intangibles, and unusual items.
•"Net debt" is defined as total debt, less cash and cash equivalents.
•Growth rates presented on an organic basis reflect adjusted results, excluding currency, acquisitions and divestitures.
•Management reviews net revenues, gross profit, operating companies income, operating income, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, divestitures, restructuring costs, tax items and other special items. Additionally, starting in 2022 and on a comparative basis, for these measures other than net revenues and operating cash flow, PMI includes adjustments to add back amortization expense on acquisition related intangible assets that are recorded as part of purchase accounting and contribute to PMI’s revenue generation, as well as impairment of intangible assets, if any. While amortization expense on acquisition related intangible assets is excluded in these adjusted measures, the net revenues generated from these acquired intangible assets are included in the company's adjusted measures, unless otherwise stated. Currency-neutral and organic growth rates reflect the way management views underlying performance for these measures. PMI believes that such measures provide useful insight into underlying business trends and results. Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management.
•When PMI provides its expectation for adjusted net revenues, adjusted operating income and margin, adjusted earnings per share and adjusted operating cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures, as described above, generally is not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as restructuring costs, amortization and impairment of acquired intangibles and other special items, changes in currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.
•Non-GAAP measures used by PMI should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP measures, see the "Select Financial Information and Reconciliations of Non-GAAP Financial Measures" section of this document.
•U.S. GAAP Treatment of a country as a Highly Inflationary Economy: following the categorization of a country by the International Practices Task Force of the Center for Audit Quality as having a three-year cumulative inflation rate greater than 100%, the country is considered highly inflationary in accordance with U.S. GAAP. For such countries, PMI accounts for the operations of its local affiliates as highly inflationary, and to treat the U.S. dollar as the functional currency of the affiliates. Such treatment was effective July 1, 2018, for Argentina, April 1, 2022, for Turkey, and October 1, 2024 for Egypt.
•"Fair value adjustment for equity security investments" reflects the adjustment resulting from share price movements in passive investments for publicly traded entities that are not controlled or influenced by PMI. Under U.S. GAAP, such adjustments are required to be reflected directly in the income statement. Adjustments reflect share price movements in PMI's investments in India and Sri Lanka.
•"Income tax impact associated with Swedish Match AB financing" reflects a deferred tax benefit (cost) for unrealized foreign currency losses (gains) on intercompany loans related to the Swedish Match acquisition financing reflected in PMI's consolidated statements of earnings. The underlying pre-tax foreign currency movements fully offset in the consolidated statements of earnings and were reflected as currency translation adjustments in PMI's consolidated statements of stockholders' (deficit) equity.
Smoke-Free
•Smoke-free business ("SFB”) is the term PMI uses to refer to all of its smoke-free products. SFB also includes wellness products, as well as consumer accessories, such as lighters and matches.
•Smoke-free products ("SFPs”) is the term PMI uses to refer to all of its products that provide nicotine without combusting tobacco, such as heat-not-burn, e-Vapor, and oral smokeless, and that therefore generate far lower levels of harmful chemicals. As such, these products have the potential to present less risk of harm versus continued smoking.
•Wellness products primarily refer to products associated with oral and intra-oral delivery systems.
•"Heated tobacco units" or "HTU" is the term PMI uses to refer to heated tobacco consumables, which include our BLENDS, DELIA, HEETS and HEETS Creations (defined collectively as "HEETS"), SENTIA, TEREA, TEREA CRAFTED, and TEREA Dimensions, as well as the KT&G-licensed brands, Fiit and Miix (outside of South Korea). HTU's also include zero tobacco heat-not-burn consumables (LEVIA).
•Unless otherwise stated, market share for HTUs is defined as the in-market sales volume for HTUs as a percentage of the total estimated industry sales volume for cigarettes and HTUs. For Japan, total estimated industry sales volume also includes cigarillos.
•"Adjusted market share for HTUs" is defined as the total in-market sales volume for PMI HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs, excluding the impact of estimated distributor and wholesaler inventory movements.

•Unless otherwise stated, all references to IQOS are to PMI's IQOS and BONDS devices and heated tobacco consumables.
•IQOS heat-not-burn devices are precisely controlled heating devices into which a specially designed and proprietary tobacco units are inserted and heated to generate an aerosol.
•"PMI heat-not-burn products" or "PMI HTUs" or "IQOS HTUs" include licensed KT&G heat-not-burn products.
•“Total PMI SFPs users” is defined as the sum of “Total IQOS users”, “Total oral smokeless users", “Total e-Vapor users” of PMI products and considering “Poly-users across PMI SFPs categories”.
•“Total IQOS users” is defined as the estimated number of Legal Age (minimum 18 years1) users of PMI heat-not-burn products, for which PMI HTUs represented at least a portion of their daily tobacco consumption over the past seven days.
The estimated number of adults who have "switched to IQOS and stopped smoking" reflects:
•for markets where there are no heat-not-burn products other than PMI heat-not-burn products: daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days;
•for markets where PMI heat-not-burn products are among other heat-not-burn products: daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% is PMI HTUs.
•“Total PMI oral smokeless users” are defined as the estimated number of Legal Age (minimum 21 years in the U.S and minimum 18 years11outside the U.S) users of oral smokeless products who consumed at least one of PMI oral smokeless products (nicotine pouches in the U.S., and nicotine pouches or snus outside the U.S) over the past seven days.
•“Total PMI e-Vapor users” is defined as the estimated number of Legal Age (minimum 18 years1) users of e-Vapor products, who consumed at least one of PMI
e-Vapor products in the past seven days.
•“Poly-users across PMI SFPs categories” are defined as the estimated number of Legal Age (minimum 18 years1) users who used multiple PMI SFPs over the past seven days.
•The above SFPs user metrics reflect PMI estimates, which are based on PMI's proprietary Nicotine Containing Products Tracker (NCPT) in combination with SFP offtake volume trends. The NCPT methodology estimates rely on NCPT e-Vapor, oral smokeless (except the U.S.) and poly-usage data, which is calibrated using Total IQOS user data, leveraging our deep understanding of PMI’s heat-not-burn category and its size. Total PMI oral smokeless users in the U.S. are approximated through volume-based estimations, as NCPT data for the U.S. is not currently available.
Note: NCPT sample-based estimations use a 95% Confidence Interval. The accuracy and reliability of the estimates may vary based on sample size, market maturity and availability of information.
•"Oral smoke-free product volume" excludes snuff, snuff leaf and U.S. chew and is measured in cans or, for the purposes of total shipment volumes, in pouches or pouch equivalents.
•“Modern oral” pouches mainly refer to pre-portioned pouches containing nicotine, flavors, and cellulose substrate. In some markets, modern oral pouches may also contain small amounts of tobacco.
•Oral smoke-free products conversion: (i) nicotine pouches (units): 15 pouches per can in the U.S. and approximately 20 pouches per can outside the U.S.; (ii) snus products: weighted average 21 pouches equivalent per can; (iii) moist snuff products: weighted average 17 pouches equivalent per can; (iv) tobacco bits products: weighted average 30 pouches equivalent per can; (v) chew bags products: weighted average 20 pouches per can.
•E-vapor products conversion: one milliliter of e-vapor liquid equivalent to 10 units.
11Minimum 18 years or older depending on market regulation

Select Financial Information and Reconciliations of Non-GAAP Financial Measures

		Schedule 1
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Diluted Earnings Per Share (EPS)
($ in millions, except per share data) / (Unaudited)

Diluted EPS	Quarters Ended
	March 31,
2026 Diluted Earnings Per Share (1)		$ 1.56
2025 Diluted Earnings Per Share (1)		$ 1.72
Change		$ (0.16)
% Change		(9.3)%

Reconciliation:
2025 Diluted Earnings Per Share (1)		$ 1.72
2025 Amortization of intangibles		0.12
2025 Income tax impact associated with Swedish Match AB financing		(0.06)
2025 Fair value adjustment for equity security investments		(0.09)
2026 Restructuring charges		(0.01)
2026 Amortization of intangibles		(0.12)
2026 Income tax impact associated with Swedish Match AB financing		(0.05)
2026 Fair value adjustment for equity security investments		(0.22)
Currency		0.18
Interest		—
Change in tax rate		0.06
Operations (2)		0.03
2026 Diluted Earnings Per Share (1)	$ 1.56

(1) Basic and diluted EPS were calculated using the following (in millions):
	Quarters Ended
	March 31,
	2026	2025
Net Earnings attributable to PMI	$ 2,438	$ 2,690
Less: Distributed and undistributed earnings attributable to share-based payment awards (3)	7	8
Net Earnings for basic and diluted EPS	$ 2,431	$ 2,682

Weighted-average shares for basic EPS	1,558	1,556
Plus Contingently Issuable Performance Stock Units (3)	1	1
Weighted-average shares for diluted EPS	1,559	1,557

(2) Includes the impact of shares outstanding and share-based payments
(3) Including rounding adjustment
Note: EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year

				Schedule 2
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency
(Unaudited)

	Quarters Ended March 31,
	2026	2025	% Change
Reported Diluted EPS	$ 1.56	$ 1.72	(9.3)%
Less: Currency	0.18
Reported Diluted EPS, excluding Currency	$ 1.38	$ 1.72	(19.8)%

	Quarters Ended March 31,			Year Ended
	2026	2025	% Change	2025
Reported Diluted EPS	$ 1.56	$ 1.72	(9.3)%	$ 7.26
Restructuring charges	0.01	—		0.14
Impairment of goodwill and other intangibles	—	—		0.03
Amortization of intangibles	0.12	0.12		0.50
Fair value adjustment for equity security investments	0.22	(0.09)		(0.18)
Income tax impact associated with Swedish Match AB financing	0.05	(0.06)		(0.25)
Loss on expected sale of consumer accessories and other businesses	—	—		0.06
Germany excise tax classification litigation charge	—	—		0.10
RBH (Canada) Plan implementation, including dividend income, net	—	—		(0.10)
Impairment of Wellness business related equity investment	—	—		0.09
Tax items	—	—		(0.11)
Adjusted Diluted EPS	$ 1.96	$ 1.69	16.0%	$ 7.54
Less: Currency	0.18
Adjusted Diluted EPS, excluding Currency	$ 1.78	$ 1.69	5.3%

Note: EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year

						Schedule 3

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Quarters Ended March 31,	Net Revenues	Total	Excluding Currency

2026			PMI	2025	% Change
$ 3,836	$ 273	$ 3,563	International Smoke-Free	$ 3,076	24.7%	15.8%
5,688	310	5,378	International Combustibles	5,326	6.8%	1.0%
9,524	583	8,941	Total International	8,402	13.4%	6.4%
622	7	615	U.S.	899	(30.8)%	(31.6)%
$ 10,146	$ 590	$ 9,556	Total PMI	$ 9,301	9.1%	2.7%

2026			Smoke-Free	2025	% Change
$ 3,836	$ 273	$ 3,563	International Smoke-Free	$ 3,076	24.7%	15.8%
543	7	536	U.S.	818	(33.6)%	(34.4)%
62	7	55	of which, Wellness	51	20.4%	7.3%
$ 4,379	$ 279	$ 4,099	Total Smoke-Free	$ 3,895	12.4%	5.3%

2026			Combustible Tobacco	2025	% Change
$ 5,688	$ 310	$ 5,378	International Combustibles	$ 5,326	6.8%	1.0%
79	—	79	U.S.	81	(2.5)%	(2.5)%
$ 5,767	$ 310	$ 5,457	Total Combustible Tobacco	$ 5,407	6.7%	0.9%

Note: Sum of product categories or segments might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

										Schedule 4

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Gross Profit to Adjusted Gross Profit, excluding Currency
($ in millions) / (Unaudited)

Gross Profit	Adjusting Items (1)	Adjusted Gross Profit	Currency	Adjusted Gross Profit excluding Currency		Gross Profit	Adjusting Items (1)	Adjusted Gross Profit	Total	Excluding Currency

2026					Quarters Ended March 31,	2025			% Change
$ 2,684	$ (1)	$ 2,685	$ 192	$ 2,493	International Smoke-Free	$ 2,087	$ (1)	$ 2,087	28.6%	19.4%
3,842	—	3,842	205	3,637	International Combustibles	3,499	—	3,499	9.8%	3.9%
6,526	(1)	6,527	397	6,130	Total International	5,586	(1)	5,586	16.8%	9.7%
380	(5)	385	—	385	U.S.	685	(5)	689	(44.1)%	(44.1)%
$ 6,905	$ (6)	$ 6,911	$ 397	$ 6,514	Total PMI	$ 6,270	$ (5)	$ 6,275	10.1%	3.8%

(1) 2026 first-quarter reflects amortization of intangibles related to Smoke-Free products, all amounts are related to cost of goods sold. 2025 first-quarter reflects amortization of intangibles related to Smoke-Free products, all amounts are related to cost of goods sold.
Note: Sum of segments might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

											Schedule 5

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted Gross Profit Margin, excluding Currency
($ in millions) / (Unaudited)

Adjusted Gross Profit (1)	Net Revenues (2)	Adjusted Gross Profit Margin	Adjusted Gross Profit excluding Currency (1)	Net Revenues excluding Currency (2)	Adjusted Gross Profit Margin excluding Currency		Adjusted Gross Profit (1)	Net Revenues (2)	Adjusted Gross Profit Margin	Adjusted Gross Profit Margin	Adjusted Gross Profit Margin excluding Currency

2026						Quarters Ended March 31,	2025			% Points Change
$ 2,685	$ 3,836	70.0%	$ 2,493	$ 3,563	70.0%	International Smoke-Free	$ 2,087	$ 3,076	67.9%	2.1	2.1
3,842	5,688	67.5%	3,637	5,378	67.6%	International Combustibles	3,499	5,326	65.7%	1.8	1.9
6,527	9,524	68.5%	6,130	8,941	68.6%	Total International	5,586	8,402	66.5%	2.0	2.1
385	622	61.9%	385	615	62.6%	U.S.	689	899	76.6%	(14.7)	(14.0)
$ 6,911	$ 10,146	68.1%	$ 6,514	$ 9,556	68.2%	Total PMI	$ 6,275	$ 9,301	67.5%	0.6	0.7

(1) For the calculation of Adjusted Gross Profit and Adjusted Gross Profit excluding currency refer to Schedule 4
(2) For the calculation of Net Revenues excluding currency refer to Schedule 3

						Schedule 6

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Operating Income to Operating Companies Income (OCI)
($ in millions) / (Unaudited)

			Quarters Ended March 31,
		2026	Total PMI	2025
		$ 3,893	Operating Income	$ 3,544
		155	Add back: Corporate Expenses and Other	298
		$ 4,048	Operating Companies Income (OCI)	$ 3,842

Adjustments of Operating Companies Income for the Impact of Currency
($ in millions) / (Unaudited)

Operating Companies Income	Currency	Operating Companies Income excluding Currency		Operating Companies Income	Total	Excluding Currency

2026			Quarters Ended March 31,	2025	% Change
$ 4,174	$ 206	$ 3,968	International	$ 3,605	15.8%	10.1%
(126)	(9)	(117)	U.S.	237	-(100)%	-(100)%
$ 4,048	$ 198	$ 3,850	Total PMI	$ 3,842	5.4%	0.2%

Note: Sum of International and U.S. might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

										Schedule 7

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Companies Income to Adjusted Operating Companies Income, excluding Currency
($ in millions) / (Unaudited)

Operating Companies Income	Adjusting Items (1)	Adjusted Operating Companies Income	Currency	Adjusted Operating Companies Income excluding Currency		Operating Companies Income	Adjusting Items (1)	Adjusted Operating Companies Income	Total	Excluding Currency

2026					Quarters Ended March 31,	2025			% Change
$ 4,174	$ (50)	$ 4,224	$ 206	$ 4,017	International	$ 3,605	$ (45)	$ 3,650	15.7%	10.1%
(126)	(226)	100	(9)	108	U.S.	237	(200)	437	(77.2)%	(75.3)%
$ 4,048	$ (275)	$ 4,323	$ 198	$ 4,125	Total PMI	$ 3,842	$ (246)	$ 4,088	5.7%	0.9%

(1) See Schedule 8 for Adjusting Items details
Note: Sum of International and U.S. might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

								Schedule 8
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Companies Income to Adjusted Operating Companies Income
($ in millions) / (Unaudited)

	Quarters Ended March 31,		Change Fav./(Unfav.)		Variance Fav./(Unfav.)
PMI	2026	2025	Total	Excluding Currency	Total	Currency	Price	Vol/Mix	Cost/Other
Operating Companies Income	$ 4,048	$ 3,842	5.4%	0.2%	$ 206	$ 198	$ 461	$ (335)	$ (118)
Amortization of intangibles	(251)	(246)	(2.0)%	(2.0)%	(5)	—	—	—	(5)
Restructuring charges	(24)	—	—%	—%	(24)	—	—	—	(24)
Adjusted Operating Companies Income	$ 4,323	$ 4,088	5.7%	0.9%	$ 235	$ 198	$ 461	$ (335)	$ (89)

International
Operating Companies Income	$ 4,174	$ 3,605	15.8%	10.1%	$ 569	$ 206	$ 542	$ (154)	$ (26)
Amortization of intangibles	(50)	(45)	(9.7)%	(9.7)%	(4)	—	—	—	(4)
Adjusted Operating Companies Income	$ 4,224	$ 3,650	15.7%	10.1%	$ 573	$ 206	$ 542	$ (154)	$ (21)

U.S.
Operating Companies Income	$ (126)	$ 237	-(100)%	-(100)%	$ (363)	$ (9)	$ (80)	$ (181)	$ (93)
Amortization of intangibles	(201)	(200)	(0.5)%	(0.5)%	(1)	—	—	—	(1)
Restructuring charges	(24)	—	—%	—%	(24)	—	—	—	(24)
Adjusted Operating Companies Income	$ 100	$ 437	(77.2)%	(75.3)%	$ (338)	$ (9)	$ (80)	$ (181)	$ (67)

Note: Sums of International and U.S. and adjusting items might not foot due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million.

										Schedule 9
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency
($ in millions) / (Unaudited)

Operating Income	Adjusting Items (1)	Adjusted Operating Income	Currency	Adjusted Operating Income excluding Currency		Operating Income	Adjusting Items (1)	Adjusted Operating Income	Total	Excluding Currency

2026					Quarters Ended March 31,	2025			% Change
$ 3,893	$ (275)	$ 4,168	$ 342	$ 3,826	Total PMI	$ 3,544	$ (246)	$ 3,790	10.0%	0.9%

(1) Adjusted Operating Income and Adjusted Operating Companies Income excluding currency are calculated using the same adjustment items as Operating Companies Income, as presented in Schedule 8

											Schedule 10
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted Operating Income Margin, excluding Currency
($ in millions) / (Unaudited)

Adjusted Operating Income (1)	Net Revenues (2)	Adjusted Operating Income Margin	Adjusted Operating Income excluding Currency (1)	Net Revenues excluding Currency (2)	Adjusted Operating Income Margin excluding Currency		Adjusted Operating Income (1)	Net Revenues (2)	Adjusted Operating Income Margin	Adjusted Operating Income Margin	Adjusted Operating Income Margin excluding Currency

2026						Quarters Ended March 31,	2025			% Points Change
$ 4,168	$ 10,146	41.1%	$ 3,826	$ 9,556	40.0%	Total PMI	$ 3,790	$ 9,301	40.7%	0.4	(0.7)

(1) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency refer to Schedule 9
(2) For the calculation of Net Revenues excluding currency refer to Schedule 3

			Schedule 11
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Statements of Earnings
($ in millions, except per share data) / (Unaudited)

	Quarters Ended March 31,
	2026	2025	Change Fav./(Unfav.)
Net Revenues	$ 10,146	$ 9,301	9.1%
Cost of sales	3,241	3,031	(6.9)%
Gross profit	6,905	6,270	10.1%
Marketing, administration and research costs	2,857	2,428	(17.7)%
Corporate expenses and other	155	298	48.0%
Operating Income	3,893	3,544	9.8%
Interest expense, net	237	241	1.7%
Pension and other employee benefit (income) costs	(5)	12	+100%
Earnings before income taxes	3,661	3,291	11.2%
Provision for income taxes	676	659	(2.6)%
Equity investments and securities (income)/loss, net	403	(205)	-(100)%
Net Earnings	2,582	2,837	(9.0)%
Net Earnings attributable to noncontrolling interests	144	147	2.0%
Net Earnings attributable to PMI	$ 2,438	$ 2,690	(9.4)%
Per share data: (1)
Basic Earnings Per Share	$ 1.56	$ 1.72	(9.3)%
Diluted Earnings Per Share	$ 1.56	$ 1.72	(9.3)%

(1) Net Earnings and weighted-average shares used in the basic and diluted Earnings Per Share computations for the quarters ended March 31, 2026 and 2025 are shown on Schedule 1, Footnote 1

		Schedule 12
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Balance Sheets
($ in millions) / (Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$5,450	$4,872
All other current assets	20,152	19,491
Property, plant and equipment, net	8,259	8,397
Goodwill	17,069	17,264
Other intangible assets, net	10,512	10,884
Equity investments	2,478	2,891
Other assets	4,993	5,386
Total assets	$68,913	$69,185

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$5,693	$168
Current portion of long-term debt	2,447	3,533
All other current liabilities	18,082	21,726
Long-term debt	43,808	45,134
Deferred income taxes	2,013	2,065
Other long-term liabilities	4,170	4,587
Total liabilities	76,213	77,213

Total PMI stockholders' deficit	(9,279)	(9,994)
Noncontrolling interests	1,979	1,966
Total stockholders' (deficit) equity	(7,300)	(8,028)
Total liabilities and stockholders' (deficit) equity	$68,913	$69,185

				Schedule 13
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios) / (Unaudited)

	Year Ended March 31, 2026			Year Ended December 31, 2025
	April ~ December	January ~ March	12 months
	2025	2026	rolling
Net Earnings	$ 9,011	$ 2,582	$ 11,593	$ 11,848
Equity investments and securities (income)/loss, net	(500)	403	(97)	(705)
Provision for income taxes	2,078	676	2,754	2,737
Interest expense, net	725	237	962	966
Depreciation, amortization and impairment of goodwill and other intangibles	1,557	510	2,067	2,037
Restructuring charges and Others (1)	492	24	516	492
Adjusted EBITDA	$ 13,363	$ 4,432	$ 17,795	$ 17,375

			March 31,	December 31,
			2026	2025
Short-term borrowings			$ 5,693	$ 168
Current portion of long-term debt			2,447	3,533
Long-term debt			43,808	45,134
Total Debt			$ 51,948	$ 48,835
Cash and cash equivalents			5,450	4,872
Net Debt			$ 46,498	$ 43,963

Ratios:
Total Debt to Adjusted EBITDA			2.92	2.81
Net Debt to Adjusted EBITDA			2.61	2.53
(1) For the period April 2025 to December 2025 "Others" includes Germany excise tax classification litigation charge ($176 million), loss on expected sale of consumer accessories and other businesses ($94 million), partially offset by RBH (Canada) Plan Implementation ($19 million).

			Schedule 14

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Operating Cash Flow
($ in millions) / (Unaudited)

	Quarters Ended March 31,
	2026	2025	% Change
Net cash provided by (used in) operating activities (1)	$ (399)	$ (350)	(14.0)%

(1) Operating cash flow